ACQUISITION AGREEMENT

This ACQUISITION AGREEMENT is entered into and made effective as of the 28th day of December, 2011 by and between Allezoe Medical Holdings, Inc.,  a Delaware Corporation ("ALZM" or “Buyer”); and Élan Health Services, Inc, a Nevada Corporation (“Élan” or “Seller”), the sole Shareholder of BioCube , Inc., a Nevada Corporation ("BioCube”); at closing, as hereafter defined.

WHEREAS, Seller is or will be at Closing the sole shareholder of BioCube, and upon the terms and conditions set forth below, Seller desires to transfer all of the outstanding and issued shares to Buyer, such that, following such transaction, BioCube will be a 100 percent wholly-owned subsidiary of Buyer; and

WHEREAS, for United States federal income tax purposes, the Parties to this Agreement intend that the transactions described in this Agreement shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and is hereby, adopted as a “plan of reorganization” for purposes of Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

1.    SALE AND PURCHASE OF SHARES.

1.1

PURCHASE.  Subject to the terms and conditions herein set forth, ALZM hereby agrees to acquire and Seller hereby agrees to transfer one hundred percent (100%) of the outstanding shares of BioCube (“BioCube Shares”) to ALZM.

1.2

CONSIDERATION.  The consideration for one hundred percent (100%) of the outstanding shares of BioCube shall be:

(1)

Share Consideration.  The share consideration to be exchanged upon the Closing of the acquisition for one hundred percent (100%) of the outstanding shares of BioCube on a fully diluted basis shall be all of the shares of a new class of preferred stock of ALZM (designated as Series A Preferred) such that the Series A Preferred shall at all times have total voting power of 51 percent of the total voting power collectively with the ALZM Common Shares (“ALZM Preferred Shares”).

(2)

Preferences of ALZM Preferred Shares.  The ALZM Preferred Shares shall be a voting, convertible preferred stock (i) having at all times the right to cast votes in all matters in which the holders of common stock of ALZM are entitled to vote, equal to 51% of the total vote of all classes of stock from time to time outstanding; (ii) convertible into common stock of ALZM equal to 51 percent of the resulting total common shares issued and

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outstanding on a fully diluted basis at the election of the holder or holders at any time after one year from the closing of the transactions contemplated in this Agreement; and (iii) having a liquidation preference equal to 51 percent of the assets available on a liquidation distribution over the ALZM Common Shares.  The terms and conditions of the ALZM Preferred Shares shall be as set forth in the Statement of Preferences attached as Exhibit 1 to this Agreement.

1.3

RELEASE OF NON-DILUTION.  In addition to the consideration set forth above, Seller also agrees to release and terminate the existing non-dilution agreement between Seller and ALZM under which Seller is entitled to receive additional shares of ALZM equal to 60 percent of the number of shares issued to any other person or party in order to maintain the percentage interest of Seller in ALZM.

2.  REPRESENTATIONS AND WARRANTIES

2.1

REPRESENTATIONS AND WARRANTIES OF SELLER AND BIOCUBE.  BioCube represents and warrants as follows:

a)

CORPORATE ORGANIZATION AND GOOD STANDING.  BioCube is duly organized, validly existing, and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

b)

 CORPORATE AUTHORITY.  BioCube has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

c)

AUTHORIZATION.  Execution of this Agreement has been duly authorized and approved by the Seller.

   d)

CAPITALIZATION.

(1)    The authorized capital stock of BioCube consists of 100,000,000 shares of Common Stock $0.001 par value. At Closing, (i) 10,000,000 shares of BioCube Common Stock will be issued and outstanding, all of which are held by Seller, all of which are duly authorized, validly issued, fully paid and non-assessable and none of which were issued in violation of any preemptive rights; (ii) no shares of BioCube were reserved for issuance upon the exercise of outstanding options, warrants or other rights to purchase shares; and (iii) no shares of BioCube stock were held in the treasury of BioCube.  Except as set forth above, as of the date hereof, no shares or other voting securities of BioCube are issued, reserved for issuance or outstanding and no shares or other voting securities of BioCube shall be issued or become outstanding after the date hereof.  There are no bonds, debentures, notes or other indebtedness or securities of

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BioCube that have the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of BioCube may vote, other than (i) a convertible note to Musculoskeletal Transplant Foundation with a balance of $822,217 as of December 31, 2009, plus accrued interest year to date 2010, convertible into BioCube common shares at $1.00 per share and (ii) convertible notes to various BioCube management.  All shares of BioCube subject to issuance as described above shall, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

(2)

BioCube has no contract or other obligation to repurchase, redeem or otherwise acquire any shares of BioCube stock, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.  There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued shares or other securities of BioCube.  None of the outstanding equity securities or other securities of BioCube was issued in violation of the Securities Act of 1933 or any other legal requirement.

e)

LITIGATION.  To the knowledge of BioCube, there are no pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Company.

f)

  FINANCIAL STATEMENTS.

(1) Seller has furnished or made available to Buyer, or will make available to Buyer prior to the Closing Date, true and complete copies of the consolidated audited financial statements of BioCube for its past two fiscal years (the “Buyer Financial Statements”), and Seller shall furnish or make available to Buyer true and complete copies of BioCube's financial statements for all monthly periods ending after its most recent fiscal year up to and including the Closing Date.

(2) The BioCube Financial Statements were prepared in accordance with  GAAP or the equivalent applied on a basis consistent throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes, and except that, in the case of unaudited statements for the subsequent quarterly periods referenced above, such unaudited statements fairly present in all material respects the consolidated financial condition and the results of operations of Buyer as at the respective dates thereof and for the periods indicated therein (subject, in the case of unaudited statements, to year-end audit adjustments).

f)

ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since the end of its most recent fiscal year and to the date of this Agreement, (i) BioCube has, in all material respects, conducted its business in the ordinary course consistent with past practice; (ii) there has not occurred any change, event or condition that is or would

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reasonably be expected to result in a material adverse effect; and (iii)  BioCube has not taken and will not take any of the actions that BioCube has agreed not to take from the date hereof through the Closing.

f)

UNDISCLOSED LIABILITIES.  BioCube has no material obligations or liabilities of any nature (whether accrued, matured or unmatured, fixed or contingent or otherwise) other than (i) those set forth or adequately provided for in the consolidated balance sheet (and the related notes thereto) of BioCube as of the end of the most recent fiscal year  included in the BioCube Financial Statements, (ii) those incurred in the ordinary course of business consistent with past practice since the end of the most recent fiscal year  and (iii) those incurred in connection with the execution of this Agreement.

f)

LEGAL PROCEEDINGS.  BioCube is not a party to any, and there is no pending or, to the knowledge of BioCube, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against BioCube, or any of its officers or directors which, if decided adversely to BioCube, would, individually or in the aggregate, be material to BioCube.  There is no injunction, order, judgment or decree imposed upon BioCube, or any of its officers or directors, or the assets of BioCube.

f)

TAXES AND TAX RETURNS.

(1) BioCube has filed or caused to be filed all  federal, state, foreign and local tax returns required to be filed with any tax authority; (ii) all such tax returns are true, accurate, and complete in all material respects; (iii) BioCube has paid or caused to be paid all taxes that are due and payable by any of such companies, other than taxes which are being contested in good faith and are adequately reserved against or provided for (in accordance with  GAAP) in the BioCube Financial Statements, and (iv) BioCube does not have any material liability for taxes for any current or prior tax periods in excess of the amount reserved or provided for in the BioCube Financial Statements (but excluding, for this Clause (iv) only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods).

(2) No national, state, local or foreign audits, examinations, investigations, or other formal proceedings are pending or, to BioCube’s knowledge, threatened with regard to any taxes or tax returns of BioCube.  No issue has arisen in any examination of the BioCube by any tax authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld.  Any adjustment of income taxes of BioCube made in any examination that is required to be reported to the appropriate national, state, local or foreign tax authorities has been so reported.

(3)There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of taxes upon Buyer, nor has BioCube given or been requested in writing to give any currently effective waiver

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extending the statutory period of limitation applicable to any tax return for any period.

g)

COMPLIANCE WITH APPLICABLE LAW AND REGULATORY MATTERS.

(1) BioCube has complied with all applicable laws and regulations, and are not in violation of, and have not received any written notices of violation with respect to, any laws and regulations in connection with the conduct of their respective businesses or the ownership or operation of their respective businesses, assets and properties, except for such noncompliance and violations as would not, individually or in the aggregate, be material.

(2) BioCube has all licenses, permits, certificates, franchises and other authorizations (collectively, the “Authorizations”) necessary for the ownership or use of its assets and properties and the conduct of its business, as currently conducted, and have complied with, and are not in violation of, any Authorization, except where such noncompliance or violation would not, individually or in the aggregate, be material.  Except as would not be material to BioCube, all such Authorizations are in full force and effect and there are no proceedings pending or, to the knowledge of BioCube, threatened that seek the revocation, cancellation, suspension or adverse modification thereof.

h)

There are no governmental orders applicable to BioCube which have had a Material Adverse Effect on BioCube.

i)

 Material COntracts.  There are no material contracts of BioCube currently in existence except as disclosed in a Schedule hereto.

f)

Assets.  BioCube owns, leases or has the right to use all the properties and assets necessary or currently used for the conduct of its businesses free and clear of all liens of any kind or character.  All items of equipment and other tangible assets owned by or leased to BioCube r and which are material to the operations and business of BioCube are in good condition and repair (ordinary wear and tear excepted).  In the case of leased equipment and other tangible assets, BioCube holds valid leasehold interests in such leased equipment and other tangible assets, free and clear of all liens of any kind or character.

f)

Environmental Liability.  BioCube is in compliance with all applicable environmental laws.  To the knowledge of BioCube, there are no liabilities of BioCube of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any environmental law and, to the knowledge of BioCube, there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

f)

Insurance.  BioCube has in full force and effect the insurance coverage with respect to its business.  There is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters

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of such policies.  All premiums due and payable under all such policies have been paid, and BioCube is otherwise in compliance in all material respects with the terms of such policies.  BioCube has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

f)

Intellectual Property. BioCube has no intellectual property except as disclosed in a Schedule to this Agreement.

f)

Interests of Officers and Directors.  Except as disclosed herein, none of the officers or directors of BioCube has any interest in any property, real or personal, tangible or intangible, including intellectual property, used in or developed by the business of BioCube, or in any supplier, distributor or customer of BioCube, or any other relationship, contract, agreement, arrangement or understanding with BioCube, except  for the normal ownership interests of a shareholder and employee rights.

f)

Broker’s Fees.  BioCube has not employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

f)

Certain Business Practices.  No director, officer, agent or employee of BioCube has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity on behalf of, or purportedly on behalf of, or for the business of BioCube, or (ii) made any unlawful payments to officials or employees of governmental entities or to directors, officers or employees of foreign or domestic business enterprises.

2.2

REPRESENTATIONS AND WARRANTIES OF BUYER. The Buyer represents and warrants as follows:

     a)       CORPORATE ORGANIZATION AND GOOD STANDING.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

      b)

   CORPORATE AUTHORITY.  Buyer has all requisite corporate power and authority to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

       c)

    NO VIOLATION.  Consummation of the acquisition contemplated herein will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation by which Buyer is bound.

        d)   REPORTING STATUS. Buyer is a fully reporting public company under Section 15(d) of the Securities and Exchange Act of 1934, and is current on its filing obligations under Section 15.  Buyer has filed all required periodic reports with the Securities & Exchange Commission (the "Commission") on Forms 10-Q and 10-K through the fiscal year ended August 31, 2011, and all required Form 8-K reports, all

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such reports are true and correct in all material respects and contain no misrepresentation of a material fact or omission of a material fact.  The common shares of Buyer are listed for trading on the NASD OTC BB under the symbol "ALZM".  Buyer has not received and there are no outstanding Commission Staff comment letters, stop orders or other regulatory actions, and no letters, comments, investigations or other actions pending or threatened by the Commission or by the Financial Industry Regulatory Authority (FINRA) against or relating to Buyer and there are no outstanding fees, fines or other amounts due to FINRA, the SEC, PCAOB or any other regulatory agency..

          e)    CAPITALIZATION.

(1) On the date of this Agreement, 500,000,000 shares of $0.0001 par value common stock were authorized and 147,106,125 shares of common stock of Buyer were issued and outstanding at November 15, 2011, were duly authorized, validly issued, fully paid and non-assessable and none were issued in violation of any preemptive rights and no shares of preferred stock of Buyer were issued and outstanding; (ii) no shares of Buyer were reserved for issuance upon the exercise of outstanding options, warrants or other rights to purchase shares; and (iii) no shares of Buyer stock were held in the treasury of Buyer.  Except as set forth above, as of the date hereof, no shares or other voting securities of Buyer are issued, reserved for issuance or outstanding and no shares or other voting securities of Buyer shall be issued or become outstanding after the date hereof.  There are no bonds, debentures, notes or other indebtedness or securities of Buyer that have the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Buyer may vote.  All shares of Buyer subject to issuance as described above shall, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

(2) Buyer has no contract or other obligation to repurchase, redeem or otherwise acquire any shares of Buyer stock, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.  There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued shares or other securities of Buyer.  None of the outstanding equity securities or other securities of Buyer was issued in violation of the Securities Act of 1933 or any other legal requirement.

f)

  AUTHORITY; NO VIOLATION.

(1)

Buyer has full corporate power and authority to execute and deliver this Agreement and to comply with the terms hereof and consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Buyer and the Sellers as the owners of all of the Shares.  Assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes the valid

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and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other similar laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or (iii) the specific terms and conditions of this Agreement.

(2)

Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the terms or provisions hereof, will (A) violate any provision of the Certificate of Registration or Constitution or the certificates of registration or constitution, or other charter or organizational documents, of Buyer or (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its properties or assets, the violation of which would have a material adverse effect, or (C) violate, conflict with, result in a breach of any provision of or the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of any or all rights or benefits or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, increase any rate of interest payable or result in the creation of any lien upon any of the respective properties or assets of Buyer under, any authorization or of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which is a party, or by which its properties, assets or business activities may be bound or affected.

f)

  FINANCIAL STATEMENTS.

(1)

Buyer has furnished or made available to Seller, or will make available to Seller prior to the Closing Date, true and complete copies of the consolidated audited financial statements of Buyer for the its past two fiscal years (the “Buyer Financial Statements”), and Buyer shall furnish or make available to Seller true and complete copies of Buyer's financial statements for all monthly periods ending after its most recent fiscal year up to and including the Closing Date.

(2)

The Buyer Financial Statements were prepared in accordance with  GAAP or the equivalent applied on a basis consistent throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes, and except that, in the case of unaudited statements for the subsequent quarterly periods referenced

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above, such unaudited statements fairly present in all material respects the consolidated financial condition and the results of operations of Buyer as at the respective dates thereof and for the periods indicated therein (subject, in the case of unaudited statements, to year-end audit adjustments).

f)

ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since the end of its most recent fiscal year and to the date of this Agreement, (i) the Buyer and its Subsidiaries has, in all material respects, conducted its business in the ordinary course consistent with past practice; (ii) there has not occurred any change, event or condition that is or would reasonably be expected to result in a material adverse effect; and (iii)  Buyer has not taken and will not take any of the actions that Buyer has agreed not to take from the date hereof through the Closing.

f)

UNDISCLOSED LIABILITIES.  Buyer has no material obligations or liabilities of any nature (whether accrued, matured or unmatured, fixed or contingent or otherwise) other than (i) those set forth or adequately provided for in the consolidated balance sheet (and the related notes thereto) of Buyer as of the end of the most recent fiscal year  included in the Buyer Financial Statements, (ii) those incurred in the ordinary course of business consistent with past practice since the end of the most recent fiscal year  and (iii) those incurred in connection with the execution of this Agreement.

f)

LEGAL PROCEEDINGS.  Buyer is not a party to any, and there is no pending or, to the knowledge of Buyer, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against Buyer, or any of its officers or directors which, if decided adversely to Buyer, would, individually or in the aggregate, be material to Buyer.  There is no injunction, order, judgment or decree imposed upon Buyer, or any of its officers or directors, or the assets of Buyer.

f)

TAXES AND TAX RETURNS.

(1) (i) Buyer has filed or caused to be filed all  federal, state, foreign and local tax returns required to be filed with any tax authority; (ii) all such tax returns are true, accurate, and complete in all material respects; (iii) Buyer has paid or caused to be paid all taxes that are due and payable by any of such companies, other than taxes which are being contested in good faith and are adequately reserved against or provided for (in accordance with  GAAP) in the Buyer Financial Statements, and (iv) Buyer does not have any material liability for taxes for any current or prior tax periods in excess of the amount reserved or provided for in the Buyer Financial Statements (but excluding, for this Clause (iv) only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods).

(2) No national, state, local or foreign audits, examinations, investigations, or other formal proceedings are pending or, to Buyer’s knowledge, threatened

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with regard to any taxes or tax returns of Buyer.  No issue has arisen in any examination of the Buyer by any tax authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld.  Any adjustment of income taxes of Buyer made in any examination that is required to be reported to the appropriate national, state, local or foreign tax authorities has been so reported.

(3) There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of taxes upon Buyer, nor has Buyer given or been requested in writing to give any currently effective waiver extending the statutory period of limitation applicable to any tax return for any period.

g)

COMPLIANCE WITH APPLICABLE LAW AND REGULATORY MATTERS.

(1) Buyer has complied with all applicable laws and regulations, and are not in violation of, and have not received any written notices of violation with respect to, any laws and regulations in connection with the conduct of their respective businesses or the ownership or operation of their respective businesses, assets and properties, except for such noncompliance and violations as would not, individually or in the aggregate, be material.

(2) Buyer has all licenses, permits, certificates, franchises and other authorizations (collectively, the “Authorizations”) necessary for the ownership or use of its assets and properties and the conduct of its business, as currently conducted, and have complied with, and are not in violation of, any Authorization, except where such noncompliance or violation would not, individually or in the aggregate, be material.  Except as would not be material to Buyer, all such Authorizations are in full force and effect and there are no proceedings pending or, to the knowledge of Buyer, threatened that seek the revocation, cancellation, suspension or adverse modification thereof.

h)

GOVERNMENT ORDERS. There are no governmental orders applicable to Buyer which have had a Material Adverse Effect on Buyer.

i)

 MATERIAL CONTRACTS.  There are no material contracts of Buyer currently in existence.

f)

ASSETS.  Buyer owns, leases or has the right to use all the properties and assets necessary or currently used for the conduct of its businesses free and clear of all liens of any kind or character.  All items of equipment and other tangible assets owned by or leased to Buyer and which are material to the operations and business of Buyer are in good condition and repair (ordinary wear and tear excepted).  In the case of leased equipment and other tangible assets, Buyer holds valid leasehold interests in such leased equipment and other tangible assets, free and clear of all liens of any kind or character.

f)

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ENVIRONMENTAL LIABILITY.  Buyer is in compliance with all applicable environmental laws.  To the knowledge of Buyer, there are no liabilities of Buyer of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any environmental law and, to the knowledge of Buyer, there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

f)

INSURANCE.  Buyer has in full force and effect the insurance coverage with respect to its business.  There is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.  All premiums due and payable under all such policies have been paid, and Buyer is otherwise in compliance in all material respects with the terms of such policies.  Buyer has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

f)

INTELLECTUAL PROPERTY. Buyer has no intellectual property.

f)

INTERESTS OF OFFICERS AND DIRECTORS.  Except as disclosed herein, none of the officers or directors of Buyer has any interest in any property, real or personal, tangible or intangible, including intellectual property, used in or developed by the business of Buyer, or in any supplier, distributor or customer of Buyer, or any other relationship, contract, agreement, arrangement or understanding with Buyer, except  for the normal ownership interests of a shareholder and employee rights.

f)

BROKER’S FEES.  Buyer has not employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

f)

CERTAIN BUSINESS PRACTICES.  No director, officer, agent or employee of Buyer has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity on behalf of, or purportedly on behalf of, or for the business of Buyer, or (ii) made any unlawful payments to officials or employees of governmental entities or to directors, officers or employees of foreign or domestic business enterprises.

3.  CONDITIONS PRECEDENT

3.1

Conditions to Each Party’s Obligations. The respective obligations of each Party hereunder shall be subject to the satisfaction prior to or at the Closing of the following conditions:

a)

No Restraints. No statute, rule, regulation, order, decree, or injunction shall have been enacted, entered, promulgated, or enforced by any court or governmental entity of competent jurisdiction which enjoins or prohibits the consummation of this Agreement and shall be in effect.

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b)

Legal Action. There shall not be pending or threatened in writing any action, proceeding, or other application before any court or governmental entity challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages.

3.2

Conditions to Seller’s Obligations. The obligations of Seller shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Seller:

a)

Representatives and Warranties of Buyer. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement; or (ii) in respects that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement. “Material Adverse Effect” for purposes of this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects which have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets, financial condition, or results of operation of the entity.

b)

Performance of Obligations of Buyer. Buyer shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

c)

A Statement of Preferences for the ALZM Series A Preferred Shares, in form attached as Exhibit 1, shall have been duly approved and filed with the Secretary of State of Delaware.

d)

The Articles of Incorporation of Buyer have been amended to authorize a class of preferred shares, to be designated as the Class A Preferred Shares..

3.3

Conditions to Buyer’s Obligations. The obligations of Buyer shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Buyer:

a)

Representatives and Warranties of BioCube. The representations and warranties of BioCube set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement, or (ii) in respects that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

b)

Audit of BioCube.  BioCube shall have delivered final audited financial statements for its fiscal years ended January 31, 2011 and 2010.

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c)

Performance of Seller and BioCube. Seller and BioCube shall have performed all agreements and covenants required to be performed by them under this Agreement prior to Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

d)   Acquisition of BioCube business.  BioCube shall have closed on the acquisition of the business of BioCube, Inc., a Delaware corporation.

4. CLOSING AND DELIVERY OF DOCUMENTS

4.1

Time and Place. The Closing of the transaction contemplated by this Agreement shall take place at the offices of BioCube, unless otherwise agreed by the Parties, immediately upon the full execution of this Agreement, and the satisfaction of all conditions, specifically the delivery of all required documents, or at such other time and place as the Parties mutually agree.  All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.  The date of Closing may be accelerated or extended by agreement of the parties.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

4.2

Deliveries by Seller and BioCube. At Closing, Seller shall make the following deliveries to Buyer:

a)

Certified resolutions of the Board of Directors of Seller authorizing the execution and performance of this Agreement.

b)

Stock certificates of BioCube representing all of the issued and outstanding stock of BioCube, fully endorsed for transfer to Buyer.

4.3

Deliveries by Buyer. At Closing, Buyer shall make the following deliveries to Seller:

a)

Stock certificates representing the ALZM Common Shares and the ALZM Preferred Shares issued in the name of Seller or its designee;

b)    Authorization and direction of the Board of Directors of Buyer authorizing the issuance of preferred stock of Buyer with a fully executed Certificate of Designations for the preferred stock in form satisfactory to Seller, approved by the Board and a majority of shareholders of Buyer.

c)

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Certified resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement.

d)

Certified resolutions of the Board of Directors of Buyer appointing the designees of Seller as directors of Buyer at Closing along with resignations of the existing officers and directors of Buyer effective at Closing

5.  INDEMNIFICATION AND ARBITRATION

5.1.

Indemnification. The Seller and BioCube, on the one hand, and the Buyer, on the other hand, (each party, “Indemnifying Party”) shall agree to indemnify, and hold harmless the other party (“Indemnified Party”) from any and all claims, demands, liabilities, damages, losses, costs and expenses that the other party shall incur or suffer, including attorneys fees and costs, that arise, result from or relate to any breach of, or failure by Indemnifying Party to perform any of their respective representations, warranties, covenants, or agreements in this Agreement or in any exhibit, addendum, or any other instrument furnished by the Indemnifying Party under this Agreement.

5.2

Arbitration and Governing Law. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this Agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of Nevada.

a)

The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the State of Nevada.  Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

b)

The law applicable to the arbitration and this Agreement shall be that of the State of Nevada, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

c)

The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order.  The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

d)   Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the

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arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

e)   Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement.  Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

f)   In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

g)  The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

h)  It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

6.  GENERAL PROVISIONS.

6.1

FURTHER ASSURANCES.  From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

6.2

WAIVER.  Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

6.3

BROKERS.  Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

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6.4

NOTICES.  All notices and other communications hereunder shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, as follows:

If to Seller and BioCube, to:

Élan Health Services, Inc

871 Coronado Center Drive, Suite 200

Henderson, NV 89052

Attention Henry Jan, CEO

If to Buyer, to:

Allezoe Medical Holdings, Inc.

1800 NW Corporate Boulevard, Suite 201

Boca Raton, FL 33431

Attention:  Michael Gelmon, CEO

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail, such notice shall be deemed given upon receipt and delivery or refusal.

6.5

ASSIGNMENT.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

6.6

COUNTERPARTS.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

6.7

REVIEW OF AGREEMENT.  Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel.  In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

6.8

SCHEDULES.  All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

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ALLEZOE MEDICAL HOLDINGS, INC..

BY:__________________________

     Michael Gelmon

ITS: CEO

ÉLAN HEALTH SERVICES, INC.

BY:

                      Henry Jan

ITS: CEO

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